UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

ATLANTIC COASTAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-half of one redeemable warrant	ACABU	The Nasdaq Stock Market LLC
Shares of Series A common stock included as part of the units	ACAB	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	ACABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2024, Atlantic Coastal Acquisition Corp. II (“ACAB”), Polar Multi-Strategy Master Fund (the “Investor”), and Atlantic Coastal Acquisition Management II LLC, ACAB’s sponsor (the “Sponsor”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Investor agreed to provide a capital contribution to the Sponsor in an aggregate amount of up to $360,000 (the “Capital Contribution”) in exchange for 1 share of ACAB’s Series A common stock (“ACAB common stock”) held by the Sponsor for each $1 invested by the Investor as of the closing of ACAB’s proposed business combination (the “De-SPAC Closing”), provided that the obligation to make capital contributions will terminate on September 19, 2024. Funds invested by the Investor pursuant to the Subscription Agreement will in turn will be loaned by the Sponsor to ACAB on an interest-free basis (the “SPAC Loan”) in order to fund ACAB’s working capital needs and other expenses in connection with the De-SPAC Closing. An initial investment of up to $270,000 of the Capital Contribution may be made by the Investor within five business days of the date of the Subscription Agreement upon request by the Sponsor, or on such other date as the parties may agree in writing.

Upon the De-SPAC Closing, ACAB will pay to the Sponsor the principal amount outstanding under the SPAC Loan. In addition, the Investor will be entitled to receive from the Sponsor an amount equal to the Capital Contribution in cash or shares of ACAB common stock, as determined at the Investor’s election (the “Return of Capital”). If the Investor elects to receive the Return of Capital in shares, then the Sponsor will transfer, or ACAB (or the surviving entity following the De-SPAC Closing) will issue to the Investor, shares of ACAB common stock at a rate of 1 share for each $10 invested by the Investor as of the De-SPAC Closing.

In the event that ACAB or the Sponsor defaults on certain of its obligations under the Subscription Agreement, and such default continues uncured for a period of five business days following written notice by the Investor to ACAB and the Sponsor (the “Default Date”), ACAB (or the surviving entity following the De-SPAC Closing) will immediately issue to the Investor 36,000 shares of ACAB common stock on the Default Date and will subsequently issue an additional 36,000 shares of ACAB common stock on each monthly anniversary of the Default Date thereafter, until such default is cured.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

The shares of ACAB common stock to which the Investor is entitled to receive under the Subscription Agreement are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement, effective as of April 10, 2024, by, between and among Atlantic Coastal Acquisition Corp. II, Polar Multi-Strategy Master Fund, and Atlantic Coastal Acquisition Management II LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COASTAL ACQUISITION CORP. II

	By:	/s/ Shahraab Ahmad
	Name:	Shahraab Ahmad
	Title:	Chief Executive Officer

Dated: April 16, 2024